Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO SENIOR SECURED DEBTOR-IN-POSSESSION CREDIT AGREEMENT

FIRST AMENDMENT TO SENIOR SECURED DEBTOR-IN-POSSESSION CREDIT AGREEMENT, dated as of January 14, 2026 (this “First Amendment”), among ZYNEX, INC., a Nevada corporation (“Borrower”), the Guarantors party hereto, the Lenders party hereto and WILMINGTON SAVINGS FUND SOCIETY, FSB, in its capacity as Administrative Agent (the “Agent”).

WHEREAS, Borrower, the Guarantors, the Lenders and Agent entered into the Senior Secured Debtor-In-Possession Credit Agreement, dated as of December 17, 2025 (as amended, restated other otherwise modified prior to the date hereof, the “Existing Credit Agreement”); and

WHEREAS, Borrower has requested that the Lenders and Agent agree to extend certain of the Milestones set forth in Section 6.18 of the Existing Credit Agreement;

WHEREAS, the Lenders constituting the Required DIP Lenders and Agent have agreed to extend certain of the Milestones set forth in Section 6.18 of the Existing Credit Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1Definitions. Unless otherwise defined herein, capitalized terms used herein but not defined herein shall have the respective meanings given thereto in the Existing Credit Agreement as amended by this First Amendment (the Existing Credit Agreement, as amended by this First Amendment being, the “Amended Credit Agreement”).

ARTICLE II.

AMENDMENTS TO EXISTING CREDIT AGREEMENT

Section 2.1Amendments to the Existing Credit Agreement. Each of the parties hereto agrees that, effective as of the First Amendment Effective Date (as defined herein), Section 6.18(d) of the Existing Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

“(d) No later than thirty-eight (38) days following the Petition Date, the Bankruptcy Court shall have entered: (i) the Final Order; (ii) the Bidding Procedures Order; and (iii) the order granting the motion seeking approval of the Debtors’ proposed KEIP and KERP, each in form and substance acceptable to the Required DIP Lenders in their sole and absolute discretion;”

ARTICLE III.

CONDITIONS PRECEDENT TO FIRST AMENDMENT

Section 3.1Conditions Precedent. The effectiveness of Article 2 above shall be subject to receipt by the Agent of this First Amendment, duly executed by the applicable parties hereto (such date being, the “First Amendment Effective Date”).

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1The Borrower and each Guarantor represents and warrants, on and as of First Amendment Effective Date, as follows:

(a)The execution, delivery, and performance by such Loan Party of this First Amendment have been duly authorized by all necessary action on the part of such Loan Party;

(b)The execution, delivery, and performance by such Loan Party of this First Amendment do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, the Organizational Documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any other instrument binding upon any Loan Party or its property, or give rise to a right thereunder to require any payment to be made by any Loan Party, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, or (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens.

(c)No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the execution, delivery, or performance of this First Amendment by such Loan Party; and

(d)This Amendment has been duly executed and delivered by each Loan Party that is a party hereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

ARTICLE V.

MISCELLANEOUS

Section 5.1Effect of Amendment.  Except as expressly set forth herein, this First Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other provision of the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  As of the First Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Loan Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Existing Credit Agreement as amended hereby, and this First Amendment and the Existing Credit

Agreement shall be read together and construed as a single instrument.  This First Amendment shall constitute a Loan Document.  The parties hereto acknowledge and agree that the amendment of the Existing Credit Agreement pursuant to this First Amendment and all other Loan Documents executed and delivered in connection herewith shall not constitute a novation of the Existing Credit Agreement and the other Loan Documents as in effect prior to the First Amendment Effective Date.

Section 5.2Acknowledgment and Reaffirmation. This First Amendment and the performance or consummation of any transaction that may be contemplated under this First Amendment shall not limit, restrict, extinguish or otherwise impair the Borrower’s or Guarantors’ liabilities and obligations to Agent and/or Lenders under the Loan Documents and the Borrower and each Guarantor hereby (i) expressly acknowledges the terms of the Existing Credit Agreement as amended hereby, (ii) reaffirms its prior grant and the validity of the Liens granted by it pursuant to the Loan Documents, with all such Liens continuing in full force and effect after giving effect to this First Amendment and (iii) after giving effect to this First Amendment, acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect.  Each of the Guarantors acknowledges and agrees that (x) the guaranty to which such Guarantor is a party remains in full force and effect and is fully enforceable against such Guarantor in accordance with its terms and (y) it has no offsets, claims or defenses to or in connection with the Guaranteed Obligations, all of such offsets, claims and/or defenses are hereby waived.

Section 5.3Amendment; Waiver. No amendment, waiver, consent or modification of any provision of this First Amendment shall be effective except in accordance with Section 11.02 of the Amended Credit Agreement.

Section 5.4Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns in accordance with Section 11.04 of the Amended Credit Agreement.

Section 5.5Captions. Section captions have been included in this First Amendment for convenience of reference only and should not be relied upon or used in interpreting the meaning or intent of any provision hereof.

Section 5.6Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this First Amendment by facsimile transmission or by email in Adobe “.pdf” format shall be effective as delivery of a manually executed counterpart hereof.

Section 5.7GOVERNING LAW; WAIVER OF JURY TRIAL. Sections 11.09 and 11.10 of the Existing Credit Agreement is hereby incorporated by reference, mutatis mutandis.

Section 5.8Release of Claims.  Each Loan Party hereby absolutely and unconditionally releases and forever discharges, the Agent, the Collateral Agent and each Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, Affiliates, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, employees and attorneys of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, in each case, related to the Loan Documents (including without limitation, the administration thereof), the Loans and/or any other Obligations, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which each Loan Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time through and including the date of this First Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

Section 5.9Direction to Agent.  The Lenders party hereto, constituting the Required DIP Lenders party to the Existing Credit Agreement as of the date hereof, hereby direct the Agent to execute and deliver this First Amendment.  The Borrower, the Guarantors and the Lenders party hereto expressly agree and confirm that the Agent’s right to indemnification, as set forth in Section 10.09 of the Amended Credit Agreement shall apply with respect to any and all losses, claims, liabilities costs and expenses that the Agent suffers, incurs or is threatened with relating to actions taken or omitted by the Agent in connection with this First Amendment and the other Loan Documents. The Borrower and each Guarantor hereby agrees to pay all expenses incurred in connection with the preparation, negotiation and execution of this First Amendment in accordance with Section 11.03 of the Amended Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered as of the day and year first above written.

ZYNEX, INC., as Borrower

By:	/s/ Vikram Bajaj
Name:	Vikram Bajaj
Title:	Chief Financial Officer

ZYNEX MONITORING SOLUTIONS, INC., as a Guarantor

By:	/s/ Vikram Bajaj
Name:	Vikram Bajaj
Title:	Chief Financial Officer

ZYNEX NEURODIAGNOSTICS, INC., as a Guarantor

By:	/s/ Vikram Bajaj
Name:	Vikram Bajaj
Title:	Chief Financial Officer

ZYNEX MEDICAL, INC., as a Guarantor

By:	/s/ Vikram Bajaj
Name:	Vikram Bajaj
Title:	Chief Financial Officer

PHARMAZY, INC., as a Guarantor

By:	/s/ Vikram Bajaj
Name:	Vikram Bajaj
Title:	Chief Financial Officer

[Signature Page to First Amendment to DIP Credit Agreement]

KESTREL LABS, INC., as a Guarantor

By:	/s/ Vikram Bajaj
Name:	Vikram Bajaj
Title:	Chief Financial Officer

ZYNEX MANAGEMENT LLC, as a Guarantor

By:	/s/ Vikram Bajaj
Name:	Vikram Bajaj
Title:	Chief Financial Officer

[Signature Page to First Amendment to DIP Credit Agreement]

AGENT:

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Administrative Agent

By:	/s/ Raye Goldsborough
Name:	Raye Goldsborough
Title:	Vice President

[Signature Page to First Amendment to DIP Credit Agreement]

LENDERS:

[Lender Signature Pages on file with the Administrative Agent]

[Signature Page to First Amendment to DIP Credit Agreement]